Exhibit 23(j)

                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Emerging Growth Fund:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
     Emerging Growth Fund of our report dated November 21, 2003, included in the
     Statement of  Additional  Information,  which is part of such  Registration
     Statement,  and to the references to our firm under the headings "Financial
     Highlights"  appearing  in the  Prospectus,  which  is  also  part  of such
     Registration   Statement  and  "Independent   Auditors"  appearing  in  the
     Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
December 19, 2003